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                                                                    EXHIBIT 99.1


                                   [AFC LOGO]

            AFC ENTERPRISES PROVIDES UPDATE ON NASDAQ LISTING STATUS

              NASDAQ LISTING QUALIFICATIONS PANEL WILL AWAIT REPORT
                        ON AUDIT COMMITTEE INVESTIGATION

ATLANTA, July 28 /PRNewswire-FirstCall/ -- AFC Enterprises, Inc. (Nasdaq:
AFCEE), the franchisor and operator of Popeyes(R) Chicken & Biscuits, Church's Chicken(TM) and Cinnabon(R) and the franchisor of Seattle's Best Coffee(R) in Hawaii, on military bases and internationally, today announced that the Nasdaq Listing Qualifications Panel has indicated that it will not make a determination regarding whether to provide the Company with additional time to complete the restatement of its financial statements and to file its late financial reports until the Panel has received a report regarding the previously announced investigation being conducted by AFC's Audit Committee. Pending that determination by the Panel, the Company's common stock will continue to be listed on The Nasdaq National Market.

AFC previously announced that the Audit Committee of its Board of Directors is engaged in an independent investigation into quarter-end adjustments to reserve, asset and accrual accounts on the books of the Company and certain related matters. According to the Nasdaq Listing Qualifications Panel's letter to AFC, the Company must inform the Panel on the results of the investigation by August 8, 2003. The Panel will then determine whether to provide the Company with an additional extension in which to file its Annual Report on Form 10-K for 2002 and its Quarterly Report on Form 10-Q for the first quarter of 2003.

AFC Corporate Profile

AFC Enterprises, Inc. is the franchisor and operator of 4,131 restaurants, bakeries and cafes as of May 18, 2003, prior to the sale of Seattle Coffee Company to Starbucks Corporation, in the United States, Puerto Rico and 32 foreign countries under the brand names Popeyes(R) Chicken & Biscuits, Church's Chicken(TM), Cinnabon(R) and the franchisor of Seattle's Best Coffee(R) in Hawaii, on military bases and internationally. AFC's primary objective is to be the world's Franchisor of Choice(R) by offering investment opportunities in highly recognizable brands and exceptional franchisee support systems and services. AFC Enterprises had system-wide sales of approximately $2.7 billion in 2002 and can be found on the World Wide Web at www.afce.com.

    Contact Information:
    Felise Glantz Kissell, Vice President, Investor Relations & Finance
    (770) 353-3086 or fkissell@afce.com

Forward-Looking Statement: Certain statements in this release, and other written or oral statements made by or on behalf of AFC or its brands are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are the outcome of the ongoing audits, Audit Committee investigation and the restatement of the our financial statements, the potential delisting of our securities from the Nasdaq National Market, adverse effects of litigation or regulatory actions arising in connection with the restatement of our financial statements, the inability to attract and retain additional qualified management personnel, our ability to comply with covenants contained in our credit facility, the cost and availability of our principal food products, labor shortages or increased labor costs, our ability to franchise new units and expand our brands, our and our franchisees' ability to successfully operate existing units and open new units, changes in consumer preferences and demographic trends, competition, general economic, political and regulatory conditions and the risk factors detailed in our Annual Report on Form 10-K for the year ended December 30, 2001 and the other documents we file with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements, since those statements speak only as of the date they are made.